UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2005
VIRAGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15823	59-2101668

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 SW 78th Avenue, Suite 100, Plantation, Florida	33324

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 233-8746
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     (a) Viragen, Inc. today reported voting results from its 2005 Annual Meeting of Stockholders held on December 15, 2005 in Plantation, Florida. At the Annual Meeting, stockholders approved:
1)	The reelection of Dr. Randolph A. Pohlman and the election of Dr. Nancy A. Speck as Class B members of the Company’s Board of Directors;

2)	The possible issuance of more than 19.9% of Viragen’s common stock at below fair market value in a financing transaction pursuant to which Viragen received gross proceeds of $2 million through the sale of its convertible debentures and common stock purchase warrants to four institutional investors;

3)	An amendment to Viragen’s Certificate of Incorporation to increase the number of shares of common stock it is authorized to issue, from 100 million to 250 million; and

4)	The appointment of Ernst & Young LLP as Viragen’s independent registered public accounting firm for the fiscal year ending June 30, 2006.
     (b) In addition, it was reported at the meeting that on December 15, 2005, representatives of Viragen met with Swedish regulatory authorities in connection with their continuing review of Viragen’s application seeking approval for Multiferon® as a new first-line adjuvant therapy for the treatment of malignant melanoma. Viragen believes that the meeting was positive, and it continues to provide responses to the regulatory body’s requests for information. A final decision on the application is expected in the very near future. Viragen remains optimistic of a positive outcome to its application.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
          99.1 Press release dated December 20, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN, INC.
Date: December 20, 2005	By:	/s/ Dennis W. Healey
Dennis W. Healey
Executive Vice President and Principal Financial Officer

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